UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2004

Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts 02142
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	(617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Disclosure of Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX
EX-99.1 PRESS RELEASE DATED 3-2-2004
EX-99.2 TRANSCRIPT OF EARNINGS CONFERENCE CALL

Item 12.    Disclosure of Results of Operations and Financial Condition.

     The press release attached as Exhibit 99.1, includes information with respect to the following: (a) the Registrant’s adjusted pro forma earnings per share and net income, and (b) the Registrant’s pro forma combined revenues. These are non-GAAP financial measures. The non-GAAP financial measures include the results of operations of Biogen, Inc. for the full year and fourth quarter of 2003. The GAAP financial measures in the attached press release include the results of operations of Biogen, Inc. from November 13, 2003 through December 31, 2003 only. Management believes that the non-GAAP financial measures provide useful information to investors. In particular, management believes that they allow investors to monitor and evaluate the Registrant’s ongoing operating results and trends and gain a better understanding of period-to-period performance. The adjusted pro forma earnings per share and net income also exclude non-operational and unusual activities and transactions. Management believes that the exclusion of non-operational and unusual activities and transactions from adjusted pro forma earnings per share and net income measures is useful to investors because it provides them with a better understanding of the Registrant’s business and prospects for future performance.

     Also found attached as Exhibit 99.2 is the Transcript of Earnings Conference Call of March 2, 2004.

     This press release and transcript are being furnished pursuant to Item 12 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such documents be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc. (Registrant)
Date: March 2, 2004	/s/ Anne Marie Cook Anne Marie Cook Vice President, Chief Corporate Counsel

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	The Registrant’s Press Release dated March 2, 2004.
99.2	Transcript of Earnings Conference Call of March 2, 2004.

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